EXHIBIT 23.1

                             ARTHUR ANDERSEN LLP






                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 10, 1997 included (or incorporated by reference) in Packard BioScience Company's Prospectus, as amended (Registration No. 333-24001) for the year ended December 31, 1996 and to all references to our firm included in this registration statement.


                                                 /s/ Arthur Andersen LLP

Hartford, Connecticut
November 20, 1997